EXHIBIT 12
                                                                      Page 1


                           METROPOLITAN EDISON COMPANY
                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                         Three Months Ended
                                                               March 31,
                                                        --------------------
                                                          2002        2001
                                                        --------    --------
                                                       (Restated)
                                                           (In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items..................  $ 26,612  | $ 16,017
  Add-                                                           |
   Interest and other charges, before reduction for              |
     amounts capitalized and deferred interest income    12,566  |   13,228
   Provision for income taxes........................    18,891  |    9,914
   Interest element of rentals charged to income (a).        58  |      258
                                                       --------  | --------
                                                                 |
     Earnings as defined.............................  $ 58,127  | $ 39,417
                                                       ========  | ========
                                                                 |
FIXED CHARGES AS DEFINED IN REGULATION S-K:                      |
  Interest on long-term debt.........................  $ 10,455  | $  9,154
  Other interest expense.............................       273  |    2,236
  Subsidiary's preferred stock dividend requirements.     1,838  |    1,838
  Interest element of rentals charged to income (a)..        58  |      258
                                                       --------  | --------
                                                                 |
     Fixed charges as defined........................  $ 12,624  | $ 13,486
                                                       ========  | ========
                                                                 |
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES......       4.60 |     2.92
                                                       ========= | ========


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(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.

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